Exhibit 107.1

CALCULATION OF FILING FEE TABLES

F-3

BANK OF NOVA SCOTIA

Submission Type: 424B3

EX-FILING FEES

SEC File No. 333-282565

Final Prospectus: True

The pricing supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price for such offering is $6,784,000.